UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2008, the Board of Directors of NTN Buzztime, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, elected Jeff Berg to fill a Board vacancy. The vacancy was created by the Board acting to increase the size of the Board from five seats to six seats.

There were no arrangements or understanding between Mr. Berg and any other person pursuant to which he was selected as a director.

On August 19, 2008, in accordance with the Board compensation provisions with respect to new directors as currently in effect, Mr. Berg was granted options to purchase 30,000 shares of the Company’s Common Stock pursuant to the Company’s 2004 Performance Incentive Plan (the “Plan”). One half of these option shares are immediately vested and exercisable. The remaining shares vest and become exercisable in equal installments each month immediately subsequent to the date of grant and up to the date of the next annual meeting of shareholders, which is expected to occur in or about May 2008. The option shares are subject to full acceleration of vesting upon a change of control event (as defined in the Plan).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

Date: August 19, 2008